Exhibit 15.2

广东省深圳市南山区科苑南路2666号
中国华润大厦28层　　　　邮编：518052

28th Floor, China Resources Tower
2666 Keyuan South Road
Nanshan District
Shenzhen, Guangdong 518052
P.R. China

T +86 755 2216 3333
F +86 755 2216 3380

www.kwm.com

CONSENT LETTER

To Xunlei Limited

21-23/F, Block B, Building No. 12

No.18 Shenzhen Bay ECO-Technology Park

Keji South Road, Yuehai Street,

Nanshan District, Shenzhen, 518057

The People’s Republic of China

April 28, 2020

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Item 3. Key Information— D. Risk Factors—Risks Related to Our Corporate Structure” and “Item 4. Information on the Company— C. Organizational Structure” in Xunlei Limited’s Annual Report on Form 20-F for the year ended December 31, 2019 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2019, and further consent to the incorporation by reference of the summaries of our opinions under these headings into Xunlei Limited’s registration statement on Form S-8 (File No. 333—200633) that was filed on November 28, 2014. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2019.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/Zhou Rui

/s/Seal of King & Wood Mallesons

Zhou Rui | Partner

King & Wood Mallesons